Exhibit (h)(16)

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between MML Investment Advisers, LLC, a Delaware limited liability company (the “Manager”), and MassMutual Premier Funds, a Massachusetts business trust (the “Trust”), effective as of the 1st day of February, 2016.

WHEREAS, the Trust is an open-end management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MassMutual Premier Diversified Bond Fund, MassMutual Premier High Yield Fund, MassMutual Premier Balanced Fund, MassMutual Barings Dynamic Allocation Fund, MassMutual Premier Value Fund and MassMutual Premier Strategic Emerging Markets Fund (the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the Commission as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1. Expense Limitation

The Manager agrees to cap the fees and expenses of the Funds (other than extraordinary litigation and legal expenses, Acquired Fund fees and expenses, interest expense, short sale dividend and loan expense, or other non-recurring or unusual expenses such as organizational expenses and shareholder meeting expenses) through January 31, 2017 at the following amounts. This agreement can only be terminated by mutual consent of the Board of Trustees of the Trust on behalf of the Funds and the Manager.

MassMutual Premier Diversified Bond Fund

Expense Cap
Class I shares	0.52%
Class R5 shares	0.62%
Service Class shares	0.72%
Administrative Class shares	0.82%
Class A shares	1.07%
Class R4 shares	0.97%
Class R3 shares	1.22%

MassMutual Premier High Yield Fund

Expense Cap
Class I shares	0.55%
Class R5 shares	0.65%
Service Class shares	0.75%
Administrative Class Shares	0.85%
Class A Shares	1.10%
Class R4 Shares	1.00%
Class R3 Shares	1.25%

MassMutual Premier Balanced Fund

Expense Cap
Class I shares	0.60%
Class R5 shares	0.70%
Service Class shares	0.80%
Administrative Class Shares	0.90%
Class A Shares	1.15%
Class R4 Shares	1.05%
Class R3 Shares	1.30%

MassMutual Barings Dynamic Allocation Fund

Expense Cap
Class I shares	1.02%
Class R5 shares	1.12%
Service Class shares	1.22%
Administrative Class Shares	1.32%
Class A Shares	1.57%
Class R4 Shares	1.47%
Class R3 Shares	1.72%

MassMutual Premier Value Fund

Expense Cap
Class I shares	0.60%
Class R5 shares	0.70%
Service Class shares	0.80%
Administrative Class Shares	0.90%
Class A Shares	1.15%
Class R4 Shares	1.05%
Class R3 Shares	1.30%

MassMutual Premier Strategic Emerging Markets Fund

Expense Cap
Class I shares	1.05%
Class R5 shares	1.15%
Service Class shares	1.25%
Administrative Class Shares	1.35%
Class A Shares	1.60%
Class R4 Shares	1.50%
Class R3 Shares	1.75%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the 1st day of February, 2016.

MML INVESTMENT ADVISERS, LLC

By:	/s/ Brian Haendiges
Brian Haendiges, Vice President

MASSMUTUAL PREMIER FUNDS on behalf of each of the Funds

By:	/s/ Nicholas Palmerino
Nicholas Palmerino, CFO and Treasurer